UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2021

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 27, 2021, Crescent Capital BDC, Inc. (the “Company”), and certain subsidiaries of the Company entered into a Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”) with Sumitomo Mitsui Banking Corporation as Administrative Agent, Collateral Agent, and lender, and certain other lenders named therein.

The Revolving Credit Agreement provides a secured revolving credit facility of up to $300 million. Proceeds from the Revolving Credit Agreement will primarily be used to pay down the Company’s existing credit facility under the Ally Credit Agreement (defined below), and may be used, among other things, to acquire portfolio investments and pay related expenses. Borrowings under the Revolving Credit Agreement will generally bear interest at a rate of LIBOR +1.875% on outstanding amounts, or as otherwise determined by the Revolving Credit Agreement.

The Revolving Credit Agreement includes representations, warranties, covenants, terms and conditions that are customary for transactions of this type, including limitations on liens, incurrence of additional indebtedness, covenants to preserve corporate existence and comply with existing laws, and default provisions, including defaults for non-payment, breach of representations and warranties, and nonperformance of covenants.

On October 27, 2021, concurrent with its entry into the Revolving Credit Agreement, the Company exercised a portion of the Revolving Credit Agreement by drawing approximately $103 million in order to pay down, and thereby terminate pursuant to its terms, the Loan and Security Agreement between the Company and Ally Bank as Administrative Agent and lender, and certain other lenders named therein (the “Ally Credit Agreement”), which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2019. The Ally Credit Agreement generally bore interest at a rate of LIBOR + 2.35% on outstanding amounts, or as otherwise determined by the Ally Credit Agreement.

The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Senior Secured Revolving Credit Agreement dated October 27, 2021, by and among Crescent Capital BDC, Inc. as the Borrower, certain lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, arranger, and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: October 28, 2021	By:	/s/ George Hawley
	Name:	George Hawley
	Title:	Secretary